Sub-Item 77M: Mergers.

The Board of Trustees and shareholders approved the following reorganizations pursuant to which the assets of each of the funds listed below under "Target Fund"
(each, a "Target Fund") would be acquired, and its liabilities would be assumed, by the corresponding fund listed below under "Destination Fund and Share
Classes" (each, a "Destination Fund") in exchange for shares of the applicable Destination Fund. The Target
Funds would then be liquidated, and shares of the Destination Funds would be distributed to the applicable Target Fund investors.

The following reorganizations took place on May 5, 2017:

Target Fund         Destination Fund and Share Classes

Transamerica        Transamerica Large Value
   Partners            Opportunities
   Large Value         Class R

Transamerica        Transamerica Large Value
   Partners            Opportunities
   Institutional       Class R4
   Large Value

Transamerica        Transamerica Large Value
   Partners Large      Opportunities
   Value Portfolio     Class I3



The following reorganizations took place on May 19, 2017:

Target Fund            Destination Fund and Share Classes

Transamerica Asset     Transamerica Asset Allocation
   Allocation -           Intermediate Horizon
   Intermediate           Class R
   Horizon

Transamerica           Transamerica Asset Allocation
   Institutional          Intermediate Horizon
   Asset Allocation -     Class R4
   Intermediate
   Horizon

Transamerica Asset     Transamerica Asset Allocation
   Allocation -           Intermediate Horizon
   Short/Intermediate     Class R
   Horizon

Transamerica           Transamerica Asset Allocation
   Institutional          Intermediate Horizon
   Asset Allocation -     Class R4
   Short/Intermediate
   Horizon



Transamerica           Transamerica Asset Allocation
   Asset Allocation -     Long Horizon
   Long Horizon           Class R

Transamerica           Transamerica Asset Allocation
   Institutional          Long Horizon
   Asset Allocation -     Class R4
   Long Horizon

Transamerica           Transamerica Asset Allocation
   Asset Allocation -     Long Horizon
   Intermediate/Long      Class R
   Horizon

Transamerica           Transamerica Asset Allocation
   Institutional          Long Horizon
   Asset Allocation -     Class R4
   Intermediate/Long
   Horizon



Transamerica           Transamerica Asset Allocation
   Asset Allocation -     Short Horizon
   Short Horizon          Class R

Transamerica           Transamerica Asset Allocation
   Institutional          Short Horizon
   Asset Allocation -     Class R4
   Short Horizon



The following reorganizations took place on September
15, 2017:

Target Fund            Destination Fund and Share Classes

Transamerica Partners  Transamerica Balanced II
   Balanced

Transamerica Partners  Transamerica Balanced II
   Balanced Portfolio



The following reorganizations took place on October 13, 2017:

Target Fund            Destination Fund and Share Classes

Transamerica Partners  Transamerica Government Money Market
Institutional
Government
Money Market

Transamerica Partners  Transamerica Government Money Market
Government Money
Market Portfolio



The Board of Trustees approved the following reorganization pursuant to which the fund's assets would be acquired, and its liabilities would be assumed, by a corresponding series of Transamerica Funds (a
"Destination Fund"), listed opposite the fund in the table below, in exchange for shares of the Destination
Fund. The fund would then be liquidated, and shares of the Destination Fund will be distributed to fund shareholders.

Under the reorganization, fund shareholders would receive shares of the Destination Fund with the same aggregate net asset value as the shares of the fund. It is anticipated that no gain or loss for Federal income tax purposes will be recognized by fund shareholders as a result of the reorganization.

Target Fund   Destination Fund and Share Classes    Date

Transamerica  Transamerica Government Money Market  October 13, 2017
Partners
Government
Money
Market